CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1/A (Amendment No. 4) (No.333-159464), dated October 13, 2009, of Cavico Corp. and Subsidiaries of our report, dated April 6, 2009, included in the Annual Report on Form 10-K of Cavico Corp. and Subsidiaries, relating to the financial statements and financial statement schedules for the two years ended December 31, 2008 and 2007. We further consent to the reference to our firm as "experts" in the Registration Statement.

/s/ PMB Helin Donovan, LLP

San Francisco, CA
October 13, 2009